UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2014

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A (Amendment No. 3) is being filed solely to correct a date in the Explanatory Note to the Form 8-K/A (Amendment No. 2), which referred to “the nine months ended September 30, 2013” rather than “the nine months ended September 30, 2014.” No change other than the correction of the date is being made by this Amendment No. 3.

On July 14, 2014, Health Insurance Innovations, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HealthPocket, Inc., a Delaware corporation (“HealthPocket”), SV Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of the Company, Mr. Bruce Telkamp, an individual, Dr. Sheldon Wang, an equity holder of HealthPocket, and Mr. Randy Herman, as the Representative of the HealthPocket equity holders. The closing of the transactions contemplated by the Merger Agreement (the “Closing”) occurred on July 14, 2014 simultaneous with the signing of the Merger Agreement. On July 16, 2014, the Company filed a Current Report on Form 8-K stating that it had completed the acquisition of HealthPocket, and on September 29, 2014, the Company filed a Form 8-K/A (Amendment No. 1) that included pro forma financial information for the six months ended June 30, 2014. This Form 8-K/A (Amendment No. 2) is being filed solely to present updated pro forma financial information consisting of the combined statement of operations for the nine months ended September 30, 2014. No change to the information contained in the preceding filings is being made by this Amendment No. 2.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The unaudited pro forma combined statement of operations for the Company, after giving effect to the acquisition of HealthPocket and adjustments described in such pro forma financial information, for the nine months ended September 30, 2014, is attached hereto as Exhibit 99.1.

(d)	Exhibits.

Exhibit Number	Description

99.1	Unaudited pro forma combined statement of operations for the Company, after giving effect to the acquisition of HealthPocket and adjustments described in such pro forma financial information, for the nine months ended September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael A Petrizzo, Jr.

	Name:	Michael A. Petrizzo, Jr.

	Title:	Executive Vice President, General Counsel, and Secretary

Date: February 10, 2015